Exhibit 99.1

CONTACT:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

or

Ashley M. Mancuso

Investor Relations

(212) 297-1000

Gramercy Property Trust Reports Preliminary First Quarter 2017 Financial Results

NEW YORK, N.Y. — April 20, 2017 — Gramercy Property Trust (NYSE: GPT) today reported preliminary financial results for the first quarter ended March 31, 2017.

Preliminary Financial Results:

The preliminary results provided in this release are estimates of the financial results that the Company expects to report when it issues its financial statements for the first quarter of 2017 on May 2, 2017. These estimates are preliminary and are subject to adjustments that may result from the completion of the Company’s quarter-end financial and accounting procedures and review. The Company’s independent registered public accounting firm has not audited or reviewed the preliminary results provided in this release, nor has it provided any form of assurance on the preliminary results. The Company’s actual financial results may be materially different from the estimates presented in this release and should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preliminary estimates in this release for the period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or any other future period. Factors that could cause these estimates to differ include, but are not limited to, reviewing adjustments and the discovery of new information that alters expectations about first quarter results or that impacts estimates and assumptions underlying these preliminary results.

The following table sets forth management’s estimated ranges for financial results for the first quarter of 2017:

Three Months Ended
March 31, 2017
(in millions, except per share data)	(unaudited)
Total revenues	$128.0 - $130.0

Net income to common shareholders and unitholders	$6.0 - $7.5
Net income per common share(1)	$0.04 - $0.05

FFO available to common shareholders and unitholders	$66.0 - $67.5
FFO per common share(1)	$0.46 - $0.47

Core FFO available to common shareholders and unitholders	$71.0 - $72.5
Core FFO per common share(1)	$0.50 - $0.51

AFFO available to common shareholders and unitholders	$66.5 - $68.0
AFFO per common share(1)	$0.47 - $0.48

Weighted average shares used in EPS	142.0
Weighted average shares used for FFO, Core FFO, AFFO	143.0

(1)         All share and per share amounts in this press release are presented on a diluted basis.

First Quarter 2017 Highlights

During the first quarter of 2017, the Company acquired five properties for an aggregate purchase price of $94.1 million with an initial cash capitalization rate of 7.4% (based on projected net operating income for the first twelve months following closing).  As of April 19, 2017, the Company had nine properties under contract to acquire or under non-binding letters of intent (“LOI”) for an aggregate purchase price of approximately $191.2 million at an estimated initial cash capitalization rate of 6.9%, and approximately $119.8 million of build-to-suit projects under construction at a 6.8% initial cash capitalization rate, which were approximately 17.2% funded as of that date. These build-to-suit projects include one project entered into subsequent to the end of quarter for a total estimated budget of $25.8 million with an initial cash capitalization rate of 7.6%.

During the first quarter of 2017, the Company’s property acquisition volume was delayed modestly due to what the Company believes was a reduction in the number of high quality assets brought to market for sale in the first two months of 2017. The Company expects to fund the cash portion of the purchase price of the properties under contract or LOI with cash on hand or borrowings under the Company’s senior unsecured revolving credit facility.

During the first quarter of 2017, the Company disposed of seven properties, including one vacant property, for aggregate gross proceeds of $51.7 million and the assumption by the buyers of outstanding indebtedness secured by several of the properties. The weighted average remaining lease term for the occupied properties was 6.4 years at closing and the blended exit capitalization rate for the occupied properties was 6.5% (based on projected next twelve months net operating income as of the last full month preceding closing). Subsequent to first quarter end, and as of April 19, 2017, the Company had disposed of two properties for aggregate gross proceeds of $4.7 million at an exit capitalization rate of 4.2%.

As of March 31, 2017, the Company maintained approximately $784.5 million of liquidity, including $56.3  million of unrestricted cash. As of March 31, 2017, the Company had unused borrowing capacity of $728.2 million under the U.S. dollar denominated tranche of the Company’s senior unsecured revolving credit facility.

During the first quarter of 2017, under the Company’s “At the Market” equity sales program, the Company issued an aggregate of 731.5 thousand common shares at a weighted average gross purchase price of $27.34 per share, resulting in net proceeds to the Company of approximately $19.7 million, after deduction for selling commissions.

Company Profile

Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.

As of March 31, 2017, the Company owned interests in 318 properties containing an aggregate of approximately 66.7 million rentable square feet with 98.4% occupancy and a weighted average remaining lease term of 7.5 years.

Full Financial Results and Conference Call

The Company has not changed its previously announced date and time to discuss first quarter 2017 results. The Company will release full earnings for the first quarter 2017 on May 2, 2017 after the market closes. The Company’s executive management team will host a conference call and audio webcast on Wednesday, May 3, 2017, at 11:00 AM EDT to discuss 2017 first quarter financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com.

Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 8507582. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.

A replay of the call will be available at 2:00 PM EST, May 3, 2017 through midnight, May 17, 2017 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10104833.

Disclaimer

The cash capitalization rates included herein are calculated by dividing projected aggregate net operating income for the applicable properties , after taking into account any credits received by the Company from the seller of the property at closing, by the aggregate purchase price for such properties. The aggregate net operating income projections used in calculating the cash capitalization rates are based on information currently available to the Company, including, in the case of the cash capitalization rate for properties under contract or LOI to acquire, information made available to the Company by the sellers of these properties, and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over a specified period of time in the future. The actual cash capitalization rates for these properties may differ from the initial cash capitalization rates discussed herein based on numerous factors, including the Company’s difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses not payable by the tenant, tenant default, the results of the Company’s final purchase price allocation, as well as the risk factors set forth in our most recent Annual Report on Form 10-K. As such, the Company can provide no assurance that the actual cash capitalization rates for these properties will be consistent with the initial cash capitalization rates discussed herein. Moreover, the properties which are under contract or LOI to acquire remain subject to, in many cases, the satisfactory completion of the Company’s due diligence, and customary closing conditions. As such, the Company cannot assure that the acquisition of these properties under contract or LOI will be consummated on time or at all, nor can the Company assure that if consummated, these properties will perform to the Company’s expectations. See “Forward-Looking Information” below.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of these each non-GAAP financial measures and the comparable GAAP financial measure can be found in this release.

Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. The Company’s definition of AFFO also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company’s unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of the Company’s financial performance, or to cash flow from operating activities as measures of the Company’s liquidity, nor are they entirely indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. The Company’s calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.

A reconciliation of the Company’s expected net income available to common shareholders and unitholders to expected FFO, Core FFO and AFFO for the period indicated is provided in the table below:

Three Months Ended
March 31, 2017
(in millions, except per share data)	(unaudited)
Net income attributable to common shareholders and unitholders	$6.0 - $7.5
Depreciation and amortization of real estate assets	$62.0
Provision for impairment and loss (gain) on dispositions of real estate	$(4.5)
Other adjustments to net income - includes adjustments for unconsolidated equity investments, net income attributable to non-controlling interest, discontinued operations and non-real estate depreciation and amortization	$2.5
Funds from operations	$66.0 - $67.5
Other-than-temporary impairment on Retained CDO Bonds	$5.0
Core funds from operations	$71.0 - $72.5
Straight-lined rent and amortization of market lease assets and liabilities	$(8.0)
Non-cash share-based compensation expense	$2.0
Other adjustments to Core FFO - includes non-cash interest, lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and adjustments for unconsolidated equity investments	$1.5
Adjusted funds from operations	$66.5 - $68.0
Net income per share- diluted	$0.04 - $0.05
FFO per share- diluted	$0.46 - $0.47
Core FFO per share- diluted	$0.50 - $0.51
AFFO per share- diluted	$0.47 - $0.48
Weighted average shares used in EPS	142.0
Weighted average shares used for FFO, Core FFO, AFFO	143.0

Forward-looking Information

This press release contains forward-looking statements based upon the Company’s current best judgment and expectations. Such forward-looking information includes, but is not limited to, the preliminary expected financial results for the first quarter of 2017, capitalization rate information and the expected closing of acquisitions of properties under contract and LOI. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company’s control, including the factors listed in the Company’s Annual Report on Form 10-K, in the Company’s Quarterly Reports on Form 10-Q and in the Company’s Current Reports on Form 8-K. The forward-looking statements in this release speak only as of the date of this release and should not be relied upon as predictions of future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company’s filings with the Securities and Exchange Commission.

No Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.